                                                                    EXHIBIT 10.3

                            STOCKHOLDERS AGREEMENT

      THIS STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of _____ __, 1999, is made and entered into by and among Robinson-Prather Partnership (the "R-P Partnership"), Hilton H. Howell, Jr., W. James Host, Charles L. Jarvie and Douglas L. Jarvie (each, a "Subject Stockholder" and collectively, the "Subject Stockholders").

      WHEREAS, BR Holding, Inc. ("Parent"), Bull Run Corporation ("Bull Run") and a wholly owned subsidiary of Parent have entered into an Agreement and Plan of Merger (the "Reorganization Agreement"), dated as of _________, 1999, pursuant to which, among other things, such subsidiary will merge with and into Bull Run (the "Reorganization") and shares of common stock, par value $. 01 per share ("Parent Common Stock"), of Parent will be issued to the stockholders of Bull Run;

      WHEREAS, Parent, Bull Run, Capital Sports Properties, Inc. ("Capital"), Host Communications, Inc. ("Host"), Universal Sports America, Inc. ("USA") and three wholly owned subsidiaries of Parent have entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of February 15, 1999, as amended to date, pursuant to which, among other things, such subsidiaries will merge immediately after the Reorganization with and into Capital, Host and USA (the "Mergers") and shares of Parent Common Stock will be issued to the stockholders of Capital, Host and USA;

      WHEREAS, after giving effect to the Reorganization and the Mergers, each of the Subject Stockholders will beneficially own the number of shares of Parent Common Stock set forth opposite such Subject Stockholder's name on Exhibit A hereto (such shares, together with any shares of Parent Common Stock acquired after the date hereof, whether upon exercise of options, conversion of convertible securities or otherwise are collectively referred to herein as the "Post-Merger Shares"); and

      WHEREAS, the parties hereto wish to agree as to the voting of the Post-Merger Shares by the Subject Stockholders under certain circumstances.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties hereby agree as follows:

      1. Definitions. Capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement.

      2. Voting Agreement.

            (a) Agreement to Vote for Directors. From and after the date of this Agreement, subject to Section 2(b) hereof, at any meeting of the holders of Parent Common Stock called for the purpose of filling positions on the Board of Directors of Parent, however called, or in any other circumstance upon which the vote, consent or other approval of the holders of shares of Parent Common Stock is sought for such purpose, each Subject Stockholder shall vote, or cause to be voted, all of the Post-Merger Shares owned by him or it in favor of the election or re-election, as the case may be, of each of Robert S. Prather, J. Mack Robinson, Hilton H. Howell, Jr., Charles L. Jarvie, W. James Host and any designee of the R-P Partnership (each, a "Designated Director"). No Subject Stockholder shall vote to remove any Designated Director elected or reelected, as the case may be, in accordance with the foregoing procedure, unless such Designated Director ceases to be a Designated Director pursuant to Section 2(b) or such Designated Director has engaged in willful misconduct or has breached his fiduciary duty.

            (b) Effect of Dispositions and Dilution. At such time as any of Robert S. Prather, J. Mack Robinson, Hilton H. Howell, Jr., Charles L. Jarvie or
W. James Host ceases to beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) capital stock of Parent representing 50% or more of the total voting power of capital stock of Parent beneficially owned by such person immediately after giving effect to the Mergers and the Reorganization (as shown as Exhibit A hereto), such person shall cease to be a Designated Director, shall no longer have any rights hereunder and this Agreement shall terminate as to such person.

            (c) Agreement to Vote on Other Matters. From and after the date of this Agreement, at any meeting of the holders of Parent Common Stock, however called, or in any circumstance upon which the vote, consent or other approval of the holders of shares of Parent Common Stock is sought for any purpose, each of Charles L. Jarvie, Douglas L. Jarvie and W. James Host shall vote, or cause to be voted, all of the Post-Merger Shares owned by him in the manner designated by the R-P Partnership.

            (d) No Inconsistent Agreements. Each Subject Stockholder agrees that he or it shall not enter into any agreement or understanding with any person or entity, the effect of which would be inconsistent with or violate the provisions and agreements contained in this Section 2.

            (e) Fiduciary Obligations Unaffected. Nothing herein shall in any way restrict or limit a Subject Stockholder from taking any action in his capacity as a director or officer of Parent or otherwise fulfilling his fiduciary obligations as a director or officer of Parent.

      3. Representations and Warranties of Each Subject Stockholder. Each Subject Stockholder hereby represents and warrants to the other Subject Stockholders as to his or its ownership of Post-Merger Shares as follows:

            (a) Ownership of Shares. After giving effect to the Reorganization and the Mergers, such Subject Stockholder will be beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), of the number of shares of Parent Common Stock set forth opposite such Subject Stockholder's name on Exhibit A.

            (b) Power; Binding Agreement. Such Subject Stockholder has the legal capacity, power and authority to enter into and perform all of his or its obligations under this Agreement. The execution, delivery and performance of this Agreement by such Subject Stockholder will not violate any other agreement to which such Subject Stockholder is a party, including, without limitation, any voting agreement, stockholders' agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Subject Stockholder and constitutes a valid and binding obligation of such Subject Stockholder enforceable against such Subject Stockholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

      4. Miscellaneous.

            (a) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

            (b) Amendments. This Agreement may not be amended, changed, supplemented or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties hereto.

            (c) Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses or the addresses set forth on the signature pages hereto:

      If to Robinson-
      Prather Partnership: c/o Bull Run Corporation
                           4370 Peachtree Road, NE
                           Atlanta, Georgia  30319
                           Attention:  Robert S. Prather
                           Facsimile:  (404) 26l-9607

      If to any other
      Subject
      Stockholder:         to the address set forth on the signature page for
                           such Subject Stockholder attached hereto.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

            (d) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision or portion of any provision had never been contained herein.

            (e) Specific Performance. Each of the Subject Stockholders recognizes and acknowledges that a breach by him or it of any covenants or agreements contained in this Agreement will cause the other parties to sustain damages for which they would not have an adequate remedy at law for money damages and, therefore, in the event of any such breach, each non-breaching Subject Stockholder shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which they may be entitled, at law or in equity.

            (f) Further Assurances. From time to time, at a party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

            (g) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

            (h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without giving effect to the principles of conflicts of law thereof.

            (i) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which, taken together, shall constitute one and the same agreement. This Agreement shall not be effective as to any party hereto until such time as this Agreement or a counterpart thereof has been executed and delivered by each party hereto.

            (k) Expiration. This Agreement shall expire on __________, 2006, unless earlier terminated by the mutual written agreement of all the parties hereto or pursuant to Section 2(b).

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

                                   ROBINSON-PRATHER PARTNERSHIP

                                   By:
                                      ---------------------------------------
                                      its general partner

                                   By
                                      ---------------------------------------

                                   Name:

                                   Title:

                                   ------------------------------------------
                                   Hilton H. Howell, Jr.
                                   [Address]

                                   ------------------------------------------
                                   W. James Host
                                   [Address]

                                   ------------------------------------------
                                   Charles L. Jarvie
                                   [Address]

                                   ------------------------------------------
                                   Douglas L. Jarvie
                                   [Address]

                                    Exhibit A

                              SUBJECT STOCKHOLDERS
                   BENEFICIAL OWNERSHIP OF PARENT COMMON STOCK

            AFTER GIVING EFFECT TO THE REORGANIZATION AND THE MERGERS

                                               Options to Purchase
                            Shares of Parent    Shares of Parent
Name                          Common Stock        Common Stock        Total
----                          ------------        ------------        -----
Robinson-Prather
Partnership

Hilton H. Howell, Jr.

W. James Host

Charles L. Jarvie

Douglas L. Jarvie

      TOTAL

                                   Exhibit B

                             PREFERRED SHAREHOLDERS

                                    Number of
Name                               Shares Owned             % of Outstanding
----                               ------------             ----------------
Capital Sports Properties, Inc.       37,500                      100%


                                      B-1